SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2004

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-27596 (Commission file number)	94-3170244 (I.R.S. employer identification no.)

1021 Howard Avenue
San Carlos, CA 94070
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 628-4700

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement Communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
SIGNATURES

ITEM 8.01 OTHER EVENTS.

SAN CARLOS, Calif. (September 14, 2004) — Conceptus, Inc. (Nasdaq: CPTS) today announced that Humana, Inc. (NYSE: HUM), one of the nation’s largest publicly traded health benefits companies, has approved Essure® for reimbursement. Humana, which has approximately six million covered lives, has made this decision effective immediately for their nationwide system. The Coverage Decision will reimburse for the procedure performed in physician offices as well as in hospitals, and will include the three-month follow-up HSG.

To date the Essure procedure has received positive reimbursement decisions from third-party payers covering more than 155 million lives, or 73 percent of total covered lives in the United States. During recent weeks Essure has received positive coverage decisions totaling more than 20 million lives. In addition to Humana, this includes California-based Kaiser Permanente, HealthNet and several new state Medicaid programs.

“Humana’s decision significantly improves access to Essure for women desiring permanent birth control,” said Mark Sieczkarek, president and CEO of Conceptus. “We are particularly pleased to see the reimbursement decision includes Essure procedures performed in the doctor’s office and will be using our dedicated CPT code, which becomes effective January 1, 2005.”

About Essure

The Essure procedure deploys a soft micro-insert into the fallopian tube through the cervix using a minimally invasive transcervical tubal access catheter. Once in place, the device is designed to elicit tissue growth in and around the micro-insert to form an occlusion or blockage in the fallopian tube. An Essure procedure does not require cutting or penetrating the abdomen and can be performed in a less costly procedure setting without general anesthesia. A woman is able to return home about 45 minutes after the procedure is completed. There is a three-month waiting period after the procedure during which women must use another form of birth control. Essure is 99.80% effective after three years of follow-up.

ABOUT CONCEPTUS

Conceptus, Inc. manufactures and markets Essure, an innovative medical device and procedure, designed to provide a nonincisional alternative to tubal ligation, which is the leading form of birth control worldwide. The availability of Essure in the U.S. is expected to open up a market currently occupied by incisional tubal ligation and vasectomy, which combined account for over one million procedures annually.

Additional information about the Essure procedure is available at www.Essure.com or by calling the Essure Information line at 1-877-ESSURE1. Additional information about Conceptus is available at www.conceptus.com or by calling 1-877-ESSURE2.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Decisions and other actions by private and public third party payers, and clinical efficacy of and market demand for our product, among other matters discussed in this release, may differ significantly from the discussion of such matters in the forward-looking statements. Such differences may be based upon factors within the Company’s control, such as strategic planning decisions by management and re-allocation of internal resources, or on factors outside of the Company’s control, such as decisions by insurance companies, delays by regulatory authorities, scientific advances by third parties and introduction of competitive products, as well as those factors set forth in the Company’s latest Annual Report on Form 10-K and latest Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC. (Registrant)
By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer and Chief Financial Officer

Dated: September 17, 2004

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